UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BAOSHINN CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	20-3486523
(State of incorporation of organization)	(I.R.S. Employer Identification No.)

A-B 8/F Hart Avenue	N/A
Tsimshatsui, Kowloon, Hong Kong
+852 2815 1355 Fax +852 2722 4008
(Address of principal executive offices)	(Zip Code)

Title of each class To be so registered	Name of each exchange on which each class is to be registered

Common Stock, $.001 par value per share	Over-the-Counter Bulletin Board

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(D), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-134991 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $.001 per share
(Title of Class)

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

For a description of the shares of common stock, par value $.001 per share, of Baoshinn Corporation being registered hereunder, as required by Item 202 of Regulation S-B, and in accordance with the Instruction to Item 1 of Form 8-A, see "Description of our Securities" in the Registration Statement on Form SB-2 (Registration No. 333-134991), as originally filed with the Securities and Exchange Commission (the "Commission") on March 16, 2007, and all amendments thereto, sections of which are incorporated herein by reference.

Item 2. Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereof duly authorized.

Registrant:	BAOSHINN CORPORATION
Date: August 23, 2007
By: /s/ Tong Ricky Chiu
Tong Ricky Chiu
President